UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BENEFIT STREET PARTNERS REALTY TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

9 West 57th Street, Suite 4920

New York, New York 10019

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 28, 2020

The following information, including the accompanying press release, relates to the proxy statement (the “Proxy Statement”) of Benefit Street Partners Realty Trust, Inc. (the “Company”), dated April 3, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 28, 2020.

On May 22, 2020, consistent with the Company’s previous disclosure in its Proxy Statement, the Company issued the accompanying press release to announce that the format of the Annual Meeting has changed from an in-person format to a virtual only format, and to provide information as to how stockholders can participate in the Annual Meeting. This supplement is being filed with the Securities and Exchange Commission and made available to stockholders on May 22, 2020. This supplement should be read in conjunction with the Proxy Statement.

9 West 57th Street, Suite 4920

New York, New York 10019

New York – May 22, 2020. Benefit Street Partners Realty Trust, Inc. today announced that its 2020 Annual Meeting of Stockholders (“Annual Meeting”) has been changed to a virtual meeting format, in light of public health concerns regarding the COVID-19 outbreak. As previously announced, the Annual Meeting will be held on Thursday, May 28, 2020 at 10:00 A.M. (Eastern time). Stockholders will not be able to physically attend the Annual Meeting, and no directors or members of management will be physically in attendance.

As described in the proxy materials for the Annual Meeting, stockholders are entitled to participate in the Annual Meeting if they were a stockholder as of the close of business on March 20, 2020, the record date. To be admitted to the Annual Meeting, stockholders will need to register at http://viewproxy.com/BenefitStreetPartners/2020 by 11:59 P.M. (Eastern time) on May 25, 2020. Stockholders may also submit questions in advance of the meeting during their registration. Once registration is approved, stockholders will receive an e-mail confirmation containing the virtual meeting link to use to log in on the day of the meeting. Stockholders may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Whether or not they plan to attend the Annual Meeting, we urge stockholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote stockholders’ shares in connection with the Annual Meeting.

About Benefit Street Partners Realty Trust

Benefit Street Partners Realty Trust, Inc. is a publicly-registered, non-traded real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. Benefit Street Partners Realty Trust is externally managed by Benefit Street Partners. For further information, please visit www.bsprealtytrust.com.

Benefit Street Partners Realty Trust

Investor Relations

844-785-4393